Exhibit 99.1

DropCar Announces $6,000,000 Private Placement

• Financing Will Support Expansion of Consumer and Enterprise Businesses

• Reinforced Balance Sheet Should Augment DropCar’s Ability to Secure New & Large OEM Deals

NEW YORK, March 9, 2018 (GLOBE NEWSWIRE) -- DropCar, Inc. (NASDAQ: DCAR), a provider of app-based automotive logistics and mobility services for consumers and the automotive industry, announced today that it has completed a financing with certain institutional and accredited investors (the “H-4 Investors”) to issue newly designated Series H-4 convertible preferred stock (the “Series H-4 Shares”) and warrants to purchase shares of its common stock in a private placement transaction. The private placement resulted in aggregate gross proceeds to DropCar of approximately $6,000,000.

Under the terms of the Securities Purchase Agreement related to the private placement (“SPA”), the Company issued an aggregate of 26,843 Series H-4 Shares and warrants to purchase 2,684,300 shares of common stock of the Company, par value $0.0001 per share ("Common Stock"), with an exercise price of $2.60 per share ("Warrants") based upon the closing price of the Common Stock on the Nasdaq Capital Market on March 7, 2018. The purchase price for each Series H-4 Share was $235.50. The Series H-4 Shares are convertible into 2,684,300 shares of Common Stock.

The conversion price for the Series H-4 Shares and the warrant strike price may become subject to anti-dilution protection if approved by the Company’s stockholders. Accordingly, the Company intends to promptly file a proxy statement to seek stockholder approval.

Financing Proceeds Augment DropCar’s Ability to Achieve Upstream Growth

DropCar intends to use the net proceeds from the private placement for general corporate purposes, including, to address accelerating demand for DropCar’s B2B services and software, particularly from larger automotive enterprises.

While most of DropCar’s enterprise partnerships have been with luxury-brand car dealers, the Company is garnering increasing attention from major auto-related companies (including, but not limited to, OEMs, Rental, and Car Sharing companies).

"The additional investment from both current and new investors in this financing reflects the confidence they have in our vision and the team’s ability to execute,” stated CEO Spencer Richardson.  “Our top priority is to meet the rapidly-accelerating demand for both DropCar’s consumer and enterprise offers, while enhancing the quality and efficiency of the services we provide. This financing will enable us to continue investing in people and technology to do just that.”

Palladium Capital Advisors, LLC acted as the sole placement agent for the offering.

The securities sold and issued in connection with the private placement are not registered under the Securities Act of 1933, as amended, or any state securities laws, and will be sold pursuant to Regulation D under the Securities Act. The securities may not be offered or sold in the United States absent registration or pursuant to an exemption from the registration requirements of the Securities Act and applicable state securities laws. DropCar has agreed to file a registration statement covering the resale of the shares issuable upon conversion of the preferred stock acquired by the investors and shares of common stock issuable upon exercise of the warrants acquired by the investors.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy the securities described herein, nor shall there be any sale of such securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

About DropCar

Founded and launched in New York City in 2015, DropCar (NASDAQ: DCAR) offers its Vehicle Support Platform (VSP), a cloud-based platform and mobile app that help consumers and automotive-related companies reduce the cost, hassles and inefficiencies of owning a car, or fleet of cars, in urban centers. Its technology platform blends the efficiency and scale of cloud computing, machine learning and connected cars with the high-touch of highly trained drivers to move cars to/from fully staffed, secure garages to/from the people (or businesses) who own them. Consumers use DropCar’s mobile app to ease the cost and stress of owning a car in the city. Dealerships, leasing companies, OEMs and shared mobility companies use DropCar’s enterprise platform to reduce costs, streamline logistics and deepen relationships with customers. More information is available at www.dropcar.com.

Investor Relations Contact

Daniel Gelbtuch, VP of Corporate Finance for DropCar

daniel@dropcar.com (917) 509-9582

Media Contact

John Williams, Scoville PR for DropCar

jwilliams@scovillepr.com (206) 660-5503

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Forward-Looking Statements

This press release contains “forward-looking statements” that involve substantial risks and uncertainties for purposes of the safe harbor provided by the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, included in this press release regarding strategy, future operations, future financial position, future revenue, projected expenses, prospects, plans and objectives of management are forward-looking statements. Such statements are based on management’s current expectations and involve risks and uncertainties. Actual results and performance could differ materially from those projected in the forward-looking statements as a result of many factors, including, without limitation, the ability to project future cash utilization and reserves needed for contingent future liabilities and business operations, the availability of sufficient resources of the combined company to meet its business objectives and operational requirements and the impact of competitive products and services and technological changes. The foregoing review of important factors that could cause actual events to differ from expectations should not be construed as exhaustive and should be read in conjunction with statements that are included herein and elsewhere, including the risk factors included in DropCar’s registration statement on Form S-4, including the proxy statement, prospectus, and information-statement therein, DropCar’s most recent Annual Report on Form 10-K, and DropCar’s recent Quarterly Report on Form 10-Q and Current Reports on Form 8-K filed with the Securities and Exchange Commission. Except as required by applicable law, DropCar undertakes no obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.